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                                                                    Exhibit 23.3
                             HUNTLEY & HUNTLEY, INC.
                            GEOLOGISTS AND ENGINEERS

                                                     CORPORATE ONE II, SUITE 100
L.G. HUNTLEY 1912-1970       ESTABLISHED 1912         4075 MONROEVILLE BOULEVARD
J.R. WYLIE, JR. 1927-1974                                  MONROEVILLE, PA 15146
R.S. STEWART 1948-1988                                            ----
T. BARTHOLOMEW, II                                            AREA CODE 412
              1988-1994                                         380-2355
                                                               Fax Number
                                                                380-4003



                                November 17, 1997



Mr. Richard E. Staedtler
Chief Financial Officer
Castle Energy Corporation
One Radnor Corporate Center, Suite 250
Radnor, PA   19087

Dear Mr. Staedtler:

         We hereby consent to the use of our name and reference to our report dated October 23, 1997 in the Form 10-K of Castle Energy Corporation for the year ended September 30, 1997.

Sincerely,



/s/ Keith N. Mangini
------------------------------
By:  Keith N. Mangini
President
November 17, 1997